                                                                    EXHIBIT 11.1

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                   FORM SB-2
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                    FOR THE        FOR THE         FOR THE           FOR THE
                                                  YEAR ENDED     YEAR ENDED    SIX MONTHS ENDED  SIX MONTHS ENDED
                                                 DECEMBER 31,   DECEMBER 31,       JUNE 30,          JUNE 30,
                                                     1994           1995             1995              1996
                                                 -------------  -------------  ----------------  ----------------
Net loss.......................................  $  (2,767,000) $  (1,688,000)   $   (845,000)    $   (1,346,000)
                                                 -------------  -------------  ----------------  ----------------

Weighted average number of Class B common stock
 shares outstanding............................      2,000,000      2,000,000       2,000,000          2,000,000

Common stock equivalents from the issuance of
 Bridge Warrants computed using the treasury
 stock method..................................      1,400,000      1,400,000       1,400,000          1,400,000
                                                 -------------  -------------  ----------------  ----------------

Weighted average number of shares
 outstanding...................................      3,400,000      3,400,000       3,400,000          3,400,000
                                                 -------------  -------------  ----------------  ----------------
                                                 -------------  -------------  ----------------  ----------------

Net loss per share.............................  $       (0.81) $       (0.50)   $      (0.25)    $        (0.40)
                                                 -------------  -------------  ----------------  ----------------
                                                 -------------  -------------  ----------------  ----------------